Exhibit 3 to 6K July, 2004

                              WEALTH MINERALS LTD.
                     SUITE 1901 - 1177 WEST HASTINGS STREET
                          VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6E 2K3

                    PHONE: 604-331-0096 / FAX: 604-408-7499

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                                  NEWS RELEASE

              WEALTH AMENDS PRIVATE PLACEMENT DATED MAY 14, 2004.

JULY 13, 2004                                 SYMBOLS: TSX-V - WML OTCBB - WMLLF

Wealth Minerals Ltd. ("Wealth" or the "Company") announces that a further 10,000 units of the Company were issued to a non-insider of the Company under the terms and conditions of the private placement dated May 14, 2004. The placee had subscribed and paid for 40,000 units and was issued 30,000 units in error. The TSX Venture Exchange has approved the issuance of the additional 10,000 units.

This news release appears as a matter of record.

On behalf of the board of directors of
WEALTH MINERALS LTD.

/s/ Gary Freeman
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Gary Freeman,
President

The TSX Venture Exchange has not reviewed and does not accept responsibility for the